Exhibit 99

GE HealthCare Announces Preliminary Fourth Quarter and Full Year 2022 Revenue Results; Introduces 2023 Outlook

Strong Revenue Growth Driven by Fulfillment and Demand

CHICAGO, IL – January 10, 2023 – GE HealthCare (Nasdaq: GEHC), a leader in precision care innovation, today announced preliminary unaudited revenue results for the fourth quarter and full year 2022. The Company also issued Organic revenue growth*, Adjusted EBIT margin*, and Free cash flow conversion* guidance for 2023. President and Chief Executive Officer Peter Arduini and Chief Financial Officer Helmut Zodl will comment on these results at the 41st Annual J.P. Morgan Healthcare Conference today in San Francisco.

Mr. Arduini said, “We delivered strong year-over-year revenue growth in the fourth quarter and full year, reflecting robust customer demand, backlog fulfillment, and improved pricing. While inflation remains a factor, we are seeing the supply chain environment continue to improve with demand for our products and services growing in 2023. We are also pleased to provide our financial outlook for 2023, reflecting continued growth as we execute on our strategic plan. As we look ahead, we see significant opportunities to innovate and solve some of the most significant clinical challenges with our precision care strategy.”

Preliminary Fourth Quarter 2022 Results
Fourth quarter 2022 revenue was approximately $4.9 billion. Revenue growth for the quarter was approximately 7% year over year. Organic revenue growth* for the quarter was approximately 12% year over year. Unless stated otherwise, all numbers within this press release are presented on a GEHC basis.

Preliminary Full Year 2022 Results
Full year 2022 revenue was approximately $18.3 billion. Revenue growth for the full year 2022 was approximately 4% year over year. Organic revenue growth* for the full year 2022 was approximately 7% year over year.

The Company expects to deliver full year 2022 Adjusted EBIT* above outlook and Free cash flow* towards the low end of the range provided at GE HealthCare’s December 8 Investor Day on both a GE and GEHC basis.

2023 Outlook
The Company expects full year 2023 results as follows:
•Organic revenue growth* in the range of 5% to 7% year over year.
•Adjusted EBIT margin* of 15.0% to 15.5%, reflecting an expansion of 50 basis points to 100 basis points versus its 2022 Pro forma Adjusted EBIT margin*.
•Free cash flow conversion* of 85%+.

The Company provides its outlook on a non-GAAP basis. Refer to the Outlook section in the discussion of non-GAAP financial measures below for more details.

GE HealthCare will report fourth quarter and full year 2022 results on January 30, 2023, followed by a conference call at 8:00 am ET.

*Non-GAAP financial measure.

41st Annual J.P. Morgan Healthcare Conference
The Company is scheduled to present at the 41st Annual J.P. Morgan Healthcare Conference today, January 10, 2023 at 11:15 am PT/2:15 pm ET. A live audio cast of the presentation will be available on GE HealthCare’s Investor Relations website and also at: https://jpmorgan.metameetings.net/events/healthcare23/general_signin?gpu_only=true.

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows and operating results and assess its future prospects. The Company believes that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to its core operating results and the overall health of the Company. These non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allows investors to see results “through the eyes of management.” The Company believes that providing this information assists investors in understanding its operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

The Company defines these non-GAAP financial measures as:
•Organic revenue: Total revenues excluding the effects of: (1) net sales from recent acquisitions and divestitures with less than a full year of comparable net sales; and (2) foreign currency exchange rate fluctuations in order to present revenue on a constant currency basis.
•Organic revenue growth rate: Rate of change when comparing Organic revenue, period over period.
•Adjusted EBIT: Net income attributable to GE HealthCare excluding the effects of: (1) Interest and other financial charges – net; (2) Non-operating benefit costs; (3) Provision for income taxes; (4) Income (loss) from discontinued operations, net of taxes; (5) Net (income) loss attributable to noncontrolling interests; (6) restructuring costs; (7) acquisition and disposition related charges (benefits); (8) Spin-Off and separation costs; (9) (gain)/loss of business dispositions/divestments; (10) amortization of acquisition-related intangible assets; and (11) investment revaluation (gain)/loss. In addition, the Company may from time to time consider excluding other non-recurring items to enhance comparability between periods.
•Adjusted EBIT margin: Adjusted EBIT divided by Total revenues for the same period.
•Adjusted Net Income: Net income attributable to GE HealthCare excluding: (1) Non-operating benefit costs; (2) restructuring costs; (3) acquisition and disposition related charges (benefits); (4) Spin-Off and separation costs; (5) (gain)/loss of business dispositions/divestments; (6) amortization of acquisition-related intangible assets; (7) investment revaluation (gain)/loss; (8) tax effect of reconciling items (items 1-7); (9) impact of tax law changes and (10) Income (loss) from discontinued operations, net of taxes. In addition, the Company may from time to time consider excluding other non-recurring items to enhance comparability between periods.
•Free cash flow: Cash from (used for) operating activities - continuing operations adjusting for the effects of (1) additions to PP&E and internal-use software; (2) dispositions of PP&E; and (3) impact of factoring programs.
•Free cash flow conversion: Free cash flow divided by Adjusted Net Income.
•Pro forma Adjusted EBIT: Net income attributable to GE HealthCare excluding the effects of : (1) Interest and other financial charges – net; (2) Non-operating benefit costs; (3) Provision (benefit) for income taxes; (4) Income (loss) from discontinued operations, net of taxes; (5) Net (income) loss attributable to noncontrolling interests; (6) restructuring costs; (7) acquisition and disposition related charges (benefits); (8) Spin-Off and separation costs; (9) (gain)/loss of business dispositions/divestments; (10) amortization of acquisition-related intangible assets; (11) investment revaluation (gain)/loss; and including the effects of (12) recurring and on-going costs to operate new functions required for a standalone company, that management deems are necessary to provide a fair statement of the pro forma effects of the Company’s spin-off from General Electric Company.
•Pro forma Adjusted EBIT margin: Pro forma Adjusted EBIT divided by Total revenues for the same period.

*Non-GAAP financial measure.

Organic Revenue*

	Three months ended December 31			For the years ended December 31
($ In billions)	2022	2021	% change	2022	2021	% change
Total revenues	$ 4.9	$ 4.6	7%	$ 18.3	$ 17.6	4%
Less: Acquisitions(a)	0.1	—		0.2	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(0.3)	—		(0.8)	—
Organic revenue*	$ 5.1	$ 4.6	12%	$ 18.9	$ 17.6	7%
(a)Represents revenue attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction.
(b)Represents revenue attributable to dispositions for the four quarters preceding the disposition date.

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures including Organic revenue growth, Adjusted EBIT margin and Free cash flow conversion based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company’s expected financial performance, including revenue, profit, and cash flows, and the Company’s outlook; and the supply chain environment and demand. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; demand for the Company’s products, services, or solutions and factors that affect that demand; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the global COVID-19 pandemic and its effects on the Company’s business; maintenance and protection of the Company’s intellectual property rights; the impact of potential information technology, cybersecurity or data security breaches; compliance with the various legal, regulatory, tax, and other laws to which the Company is subject and related changes, claims, or actions; environmental, social, and governance matters; the Company’s ability to successfully complete strategic transactions; the Company’s ability to operate effectively as an independent, publicly traded company and achieve the benefits the Company expects from its spin-off from General Electric Company; and the incurrence of substantial indebtedness in connection with the spin-off and any related effect on the Company’s business. Please also see the "Risk Factors" section of the Company’s Form 10 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.
*Non-GAAP financial measure.

About GE HealthCare
GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 100 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from prevention and screening, to diagnosis, treatment, therapy, and monitoring. We are an $18 billion business with 51,000 employees working to create a world where healthcare has no limits.

GE HealthCare Investor Contact
Carolynne Borders
631.662.4317
carolynne.borders@gehealthcare.com

GE HealthCare Media Contact
Tor Constantino
585.441.1658
tor.constantino@gehealthcare.com

*Non-GAAP financial measure.